Exhibit 99.1

BIO-LOGIC SYSTEMS CORP. AND SUBSIDIARIES

FINANCIAL STATEMENTS AS OF AND FOR THE

YEARS ENDED FEBRUARY 28, 2005,

FEBRUARY 29, 2004 AND FEBRUARY 28, 2003.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Bio-logic Systems Corp.:

We have audited the accompanying consolidated balance sheets of Bio-logic Systems Corp. and subsidiaries as of February 28, 2005, February 29, 2004 and February 28, 2003, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the three years in the period ended February 28, 2005. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bio-logic Systems Corp. and subsidiaries as of February 28, 2005 and February 29, 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended February 28, 2005, in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Chicago, IL

April 15, 2005

Bio-logic Systems Corp. and Subsidiaries

Consolidated Balance Sheets

February 28, 2005 and February 29, 2004

(In Thousands)

	2005	2004
ASSETS

Current Assets:
Cash and cash equivalents	$14,866	$12,750
Accounts receivable, net	6,361	6,279
Inventories, net	2,251	1,908
Prepaid expenses	244	498
Deferred income taxes	1,688	1,520

Total current assets	25,410	22,955

Property, Plant and Equipment, Net	2,432	2,051
Intangible Assets, Net	1,897	1,584
Other Assets	128	78
Other Receivables	340	526

Total Assets	$30,207	$27,194

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,949	$1,357
Accrued salaries and payroll taxes	1,476	1,519
Accrued interest and other expenses	1,551	1,740
Accrued income taxes	318	358
Deferred revenue	1,242	1,269

Total current liabilities	6,536	6,243

Long Term Liabilities:
Long term liabilities	33	—
Deferred income taxes	877	672

Total long term liabilities	910	672

Total Liabilities	7,446	6,915

Commitments	—	—

Stockholders’ Equity:
Capital stock, $.01 par value; authorized, 10,000,000 shares; 6,573,625 issued and outstanding at February 28, 2005; 6,370,381 issued and 6,257,881 outstanding at February 29, 2004	66	43
Additional paid-in capital	5,369	5,159
Retained earnings	17,326	15,444

Stockholders’ equity before treasury stock	22,761	20,646
Less treasury stock, at cost: 75,000 shares at February 29, 2004	—	367

Total stockholders’ equity	22,761	20,279

Total Liabilities and Stockholders’ Equity	$30,207	$27,194

The accompanying notes are an integral part of these statements.

Bio-logic Systems Corp. and Subsidiaries

Consolidated Statements of Earnings

Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

(In Thousands)

	2005	2004	2003
Net Sales	$30,549	$28,101	$29,264

Cost of Sales	10,261	9,479	10,011

Gross profit	20,288	18,622	19,253

Operating Expenses:
Selling, general, and administrative	13,601	12,189	12,786
Research and development	4,304	4,622	4,469

Total operating expenses	17,905	16,811	17,255

Operating Income	2,383	1,811	1,998

Other Income (Expense):
Interest income	152	129	139
Interest expense	(14)	—	(27)
Miscellaneous	(6)	4	(4)

Total Other Income	132	133	108

Income Before Income Taxes	2,515	1,944	2,106

Provision for Income Taxes	633	62	656

Net Income	$1,882	$1,882	$1,450

Net Income Per Share:
Basic	$0.29	$0.30	$0.23

Diluted	$0.27	$0.28	$0.23

Average Number of Shares Outstanding:
Basic	6,440,035	6,309,545	6,294,543

Diluted	7,066,390	6,670,095	6,476,334

The accompanying notes are an integral part of these statements.

Bio-logic Systems Corp. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

(Dollars in Thousands)

	Capital Stock		Additional Paid-in Capital	Retained Earnings	Treasury Stock	Total
	Number of Shares	Amount
Balance, March 1, 2002	4,191,656	$42	$5,035	$12,112	$—	$17,189
Purchase of treasury stock	—	—	—	—	(390)	(390)
Retirement of treasury stock	(5,700)	—	(23)	—	23	—
Exercise of stock options and gifts	12,650	—	37	—	—	37
Net income	—	—	—	1,450	—	1,450

Balance, February 28, 2003	4,198,606	$42	$5,049	$13,562	$(367)	$18,286

Exercise of stock options and gifts	66,327	1	209	—	—	210
Surrender and cancellation of shares	(18,012)	—	(99)	—	—	(99)
Net income	—	—	—	1,882	—	1,882

Balance, February 29, 2004	4,246,921	$43	$5,159	$15,444	$(367)	$20,279

Retirement of treasury stock	(75,000)	(1)	(366)	—	367	—
Surrender and cancellation of shares	(67,468)	(1)	11	—	—	10
Exercise of stock options and gifts	299,416	3	525	—	—	528
Three-for-two stock split	2,169,756	22	(22)	—	—	—
Disqualifying disposition on incentive stock options	—	—	62	—	—	62
Net income	—	—	—	1,882	—	1,882

Balance, February 28, 2005	6,573,625	$66	$5,369	$17,326	$—	$22,761

The accompanying notes are an integral part of these statements.

Bio-logic Systems Corp. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

(In Thousands)

	2005	2004	2003
Cash Flows From Operating Activities:
Net income	$1,882	$1,882	$1,450
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	755	635	620
Deferred income tax provision	38	(162)	(190)
(Increases) decreases in assets:
Accounts receivable	(83)	(710)	1,490
Inventories	(343)	1,153	1,066
Prepaid expenses	254	(144)	74
Increases (decreases) in liabilities:
Accounts payable	591	(537)	91
Accrued liabilities and deferred revenue	(259)	981	929
Accrued income taxes	(40)	(423)	73

Net cash flows provided by operating activities	2,795	2,675	5,603

Cash Flows From Investing Activities:
Capital expenditures	(708)	(318)	(161)
Intangible assets	(741)	(350)	(568)
Other assets	(50)	482	(228)
Other receivables	186	(526)	—

Net cash flows used in investing activities	(1,313)	(712)	(957)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	234	109	14
Purchase of treasury stock, net of retirement	367	—	(367)
Long-term liabilities	33	—	—

Net cash flows provided by (used in) financing activities	634	109	(353)

Increase In Cash And Cash Equivalents	2,116	2,072	4,293

Cash And Cash Equivalents—Beginning Of Year	12,750	10,678	6,385

Cash And Cash Equivalents—End of year	$14,866	$12,750	$10,678

Supplemental Disclosures Of Cash Flows:
Cash paid during the period for:
Interest	$14	$—	$27

Income taxes, net of refunds	$400	$372	$560

The accompanying notes are an integral part of these statements.

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

1. Business

Bio-logic Systems Corp. (the “Company”) develops and markets computer-assisted medical diagnostic equipment. The Company sells primarily to the health care industry in North America, Europe and the Far East.

2. Summary of Significant Accounting Policies

Consolidation—The consolidated financial statements include the Company and its wholly owned domestic subsidiary, Bio-logic Holding Inc., and its wholly owned foreign subsidiary, Bio-logic Systems Corp., Ltd. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents—Cash equivalents include all highly liquid investments purchased with maturities of three months or less.

Concentration of Credit Risk—The Company maintains cash balances at several financial institutions located in the United States, Israel and Poland. Accounts in the United States are insured by the Federal Deposit Insurance Corporation up to $100,000. Cash in foreign bank accounts is not insured. Uninsured balances aggregate approximately $15,174,000 and $12,895,000 at February 28, 2005 and February 29, 2004, respectively. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable—The majority of the Company’s accounts receivable are due from companies in the medical and health care industries. Credit is extended based on evaluation of a customer’s financial condition. New non-institutional customers are generally subject to a deposit. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts, and are generally due within 30 days for domestic customers and 60 days for international customers. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due and the Company’s previous loss history. The Company writes off accounts receivable when they become uncollectable, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Charges for doubtful accounts are recorded in selling, general and administrative expenses.

Inventories—Inventories, consisting principally of components, parts and supplies, are stated at the lower of cost, determined by the first-in first-out method, or market.

Property, Plant and Equipment—Property, plant and equipment are stated at cost. The cost of maintenance and repairs is charged to income as incurred, and significant renewals and betterments are capitalized. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from three years to forty years.

Intangible Assets—Intangible assets consist primarily of capitalized software costs for research and development, as well as certain patent, trademark and license costs. Capitalized software development costs are recorded in accordance with Statement of Financial Accounting Standards(“SFAS”) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed,” with costs being amortized using the straight-line method over a five-year period. Patent, trademark and license costs are amortized using the straight-line method over their estimated useful lives of five years. On an ongoing basis, management reviews the valuation of intangible assets to determine if there has been impairment by comparing the related assets’ carrying value to the undiscounted estimated future cash flows and/or operating income from related operations.

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

Long-Lived Assets—The Company regularly reviews long-lived assets for impairment in accordance with SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets.” No impairment was realized for the fiscal years 2005, 2004 and 2003.

Other Assets—Other assets consist mainly of long-term trade receivables. Any required reserves for long-term trade receivables are recorded as part of the allowance for doubtful accounts. There are currently no reserve requirements for long-term receivables.

Other Receivables— Other receivables at February 28, 2005 consist primarily of an amount related to the partial reimbursement of expenses associated with certain corporate development activities that was subsequently received in fiscal 2006. Other receivables at February 29, 2004 consist of a medical claim that was settled with the Company’s stop-loss insurance carrier during fiscal 2005.

Revenue Recognition—The Company derives revenue from the sales of electrodiagnostic systems, disposable supplies, extended warranty contracts, non-warranty repair, and governmental research and development contracts. With the exception of domestic customers associated with certain group purchasing contracts, the terms of sale for systems and related supplies are generally FOB shipping point.

Domestically, the Company sells its neurology and sleep systems through a direct sales force, and uses a dealer network to sell its hearing screening and diagnostic systems. Internationally, the entire line of electrodiagnostic systems and supplies is sold through distributors located in various countries. There is no general right for a customer, dealer or distributor to return product. All sales are final, regardless of the distribution channel; returns are rare and are usually allowed due to order error or quality concerns.

The Company recognizes revenue when it is realized or realizable and earned, in accordance with Statement of Position No. 97-2, Software Revenue Recognition; specifically, when there is persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Set-up and training revenue related to system sales is not recognized until the service is completed. Revenue from the performance of non-warranty repair activities is recognized in the period in which the work is performed. Revenue from extended warranty contracts is recognized over the life of the warranty.

Revenue from research and development contracts relate to governmental grants awarded by the National Institute of Health. The grant covers reimbursement of specific expenses related to the feasibility and development of projects for which the grants were given, and the Company recognizes revenue in the same period the qualifying costs are incurred. The Company’s obligation is to perform these feasibility and development activities in accordance with the terms of the grant, with no obligation for the work to result in a successful outcome such as a new product or successful discovery.

The Company carries a sales reserve that reduces revenue for potential future product returns as well as unperformed set-up and training, and reviews its adequacy quarterly. To date, this reserve has been insignificant.

Advertising—Advertising costs are expensed as incurred.

Research and Development Costs—Research and development (R&D) costs are expensed as incurred. Capitalized research and development costs reflect internally generated software development costs associated with bringing new products to market, or significantly adding new features and functions to existing products. Accounting for the capitalization of software development costs is in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, Or Otherwise Marketed; specifically, (a) R&D costs incurred in determining technological feasibility are expensed; (b) all material costs from the point where

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

technological feasibility is determined up to the point when the product is available for general release to customers are capitalized; and (c) capitalization ceases when the developed product is available for general release to customers.

Income Taxes—Deferred tax assets and liabilities are computed annually for differences between financial statement basis and tax basis of assets and liabilities using enacted tax rates for the years in which the differences are expected to become recoverable. A valuation allowance is established where necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred Federal income taxes are not provided for the undistributed earnings of the Company’s foreign subsidiary. Undistributed foreign earnings were $2,913,835 and $2,876,107 as of February 28, 2005 and February 29, 2004, respectively.

Use of Estimates—In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments—The Company’s financial instruments include cash equivalents, accounts receivable and accounts payable. The carrying value of cash equivalents, accounts receivable and accounts payable approximate their fair value because of the short-term nature of these instruments.

Shipping and Handling Costs—In accordance with Emerging Issues Task Force 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company has reflected billings to customers for freight and handling as net sales and associated freight-out as cost of sales.

Stock-Based Compensation—The Company maintains a stock incentive plan. See Note 10 for additional information regarding this plan. The Company accounts for this plan under the recognition and measurement principles of Accounting Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. No compensation costs are recognized for stock option grants. All options granted under the Company’s plan have an exercise price equal to or greater than the market value of the underlying common stock on the date of the grant.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based compensation. The following table also provides the amount of stock-based compensation cost included in net income as reported.

		2005	2004	2003
Net Income
As reported		$1,882	$1,882	$1,450
Pro forma		1,160	1,253	865

Net Income Per Share
As reported	—Basic	$0.29	$0.30	$0.23
	—Diluted	0.27	0.28	0.23

Pro forma	—Basic	$0.18	$0.20	$0.14
	—Diluted	0.16	0.19	0.13

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

Executive Compensation

The Company has entered into an employment agreement with its CEO that will provide salary and other benefits upon his termination, currently amounting to $1,102,000 after the initial term of the agreement, subject to his performing certain non-compete and non-solicitation activities. The initial term of this agreement ends February 29, 2008.

Earnings per Share (EPS)—Basic EPS is based on the weighted average number of shares outstanding during the year. Diluted EPS is based on the combination of weighted average number of shares outstanding and dilutive potential shares.

Comprehensive Income—SFAS No. 130 requires disclosure of the components of and total comprehensive income in the period in which they are recognized in the financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in stockholders’ equity during the reporting period, except those resulting from investments by owners and distributions to owners. The Company does not have changes in stockholders’ equity other than those resulting from investments by and distributions to owners. The functional currency for the Company’s international operations is the U.S. dollar.

Recent Accounting Pronouncements

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003) (FIN 46R), “Consolidation of Variable Interest Entities.” It is an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” which replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” and revises the requirements for consolidation by business enterprises of variable interest entities with specific characteristics. Our adoption of this revised interpretation did not have a material effect on our results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). SFAS 123R supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS 123R is similar to that described in SFAS 123. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure will no longer be allowed. Public companies, other than those filing as small business issuers, will be required to apply SFAS 123R as of the first annual reporting period of the registrant’s fiscal year beginning on or after June 15, 2005. We expect to adopt SFAS 123R in fiscal 2007.

SFAS 123R permits public companies to adopt its requirement using one of two methods: (1) A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123R for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date; or (2) A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

As permitted by SFAS 123, we currently account for share-based payments to employees using the intrinsic value method under APB Opinion No. 25, and as such, we generally recognize no compensation cost for employee stock options. We intend to continue applying APB Opinion No. 25 to equity-based compensation awards until the first quarter of fiscal 2007. Upon our adoption of SFAS 123R, we expect to use the modified prospective application transition method without restatement of prior interim or annual periods. This will result in the recognition of compensation cost based on the requirements of SFAS 123R for all equity-based compensation awards issued after March 1, 2006. For all equity-based compensation awards that are unvested as of March 1, 2006, compensation cost will be recognized for the unamortized portion of compensation cost not previously included in the SFAS 123 pro forma footnote disclosure. We are currently evaluating the impact that adoption of SFAS 123R may have on our results of operations and financial position. We expect that although the adoption could have a material effect on our results of operations, depending on the level and form of future equity-based compensation awards issued, it should not have a material effect on our financial position.

Stock Split—On January 7, 2005, our Board of Directors declared a 3-for-2 stock split on our Common Stock, to be effected as a 50% stock dividend. The new shares and cash payments in lieu of fractional shares were distributed on February 11, 2005 to stockholders of record on January 26, 2005. The total number of authorized Common Stock shares and associated par value were unchanged by this action. As a result of the split, stockholders received one additional share of our Common Stock for every two shares owned on January 26, 2005. Cash payments in lieu of fractional shares were based on the closing price of the Common Stock on the record date. All per-share amounts in the financial statements reflect the impact of the stock split for all periods presented.

Reclassifications—Certain reclassifications were made to the Consolidated Statement of Earnings for fiscal 2004 and 2003 to conform to the statement’s presentation for fiscal 2005.

3. Accounts Receivable

Receivables (in thousands) consist of the following:

	2005	2004
Trade receivables	$6,641	$6,595
Allowance for doubtful accounts	(280)	(316)

Net receivables	$6,361	$6,279

Changes (in thousands) in allowance for doubtful accounts are as follows:

	2005	2004	2003
Beginning balance	$316	$500	$578
Bad debt expense/(benefit)	44	(96)	93
Accounts written-off	(119)	(145)	(204)
Recoveries	39	57	33

Ending balance	$280	$316	$500

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

4. Inventories

Inventories (in thousands) consist of the following:

	2005	2004
Raw materials	$1,587	$1,245
Work in process	974	1,060
Finished goods	414	263

Gross inventory	2,975	2,568
Less reserves	724	660

Net inventory	$2,251	$1,908

Inventories for which obsolescence reserves are established are raw materials and assembled components, as well as valuation adjustments for the Company’s demonstration equipment. The proprietary nature of many of the raw materials and components does not lend themselves for sale to outside parties, especially once newer technologies have been developed. It is rare that the Company would sell obsolete inventory; such sales when they do occur have a negligible impact on margins. Demonstration inventory is sold at a discount, thus generating no material impact on margins.

Changes (in thousands) in inventory reserves are as follows:

	2005	2004	2003
Beginning balance	$660	$562	$743
Provisions	195	841	728
Write-offs	(131)	(743)	(909)

Ending balance	$724	$660	$562

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

5. Property, Plant and Equipment

Property, plant and equipment (in thousands) is comprised of the following at February 28, 2005 and February 29, 2004:

	2005	2004	Estimated Useful Lives (in Years)
Land	$676	$676
Building	1,118	1,118	40
Building improvements	223	205	15
Machinery and equipment	2,067	1,582	7
ERP system	524	524	5
Booths and exhibits	187	181	7
Furniture and fixtures	344	305	7
Computers	2,020	1,954	3
Autos and trucks	101	209	3

Total	7,260	6,754
Less accumulated depreciation	4,828	4,703

Property, plant and equipment—net	$2,432	$2,051

Depreciation expense (in thousands) amounted to $327, $342 and $391 for 2005, 2004 and 2003, respectively.

6. Intangible Assets

The following table (in thousands) summarizes the components of gross and net intangible asset balances:

	February 28, 2005			February 29, 2004
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Capitalized research and development	$2,446	$(678)	$1,768	$1,771	$(382)	$1,389
Patents and trademarks	182	(106)	76	181	(76)	105
Licenses	174	(121)	53	177	(87)	90

Total amortizable intangible assets	$2,802	$(905)	$1,897	$2,129	$(545)	$1,584

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

Expected annual amortization expense (in thousands) related to amortizable intangible assets is as follows:

As of the last day of February,
2006	$548
2007	521
2008	385
2009	272
Thereafter	171

Total expected annual amortization expense	$1,897

Amortization expense (in thousands) related to amortizable intangible assets is as follows:

	2005	2004	2003
Capitalized research and development	$296	$210	$172
Patents and trademarks	30	28	48
Licenses	34	55	59

Total amortization expense	$360	$293	$279

7. Operating Leases

The Company leases office and assembly facilities under long-term operating leases expiring from 2005 to 2007. Total rental expense (in thousands) amounted to $128, $120 and $113 for 2005, 2004 and 2003, respectively.

Future minimum annual rental commitments (in thousands) under these leases for the years ending after February 28, 2005 are as follows:

2006	$96
2007	7

8. Line of Credit

The Company has obtained a commitment, renewed annually, for an unsecured $1.0 million bank line of credit with interest at the bank’s prime rate. No borrowings were made under the line of credit as of either February 28, 2005 or February 29, 2004.

9. Income Taxes

The provision for income taxes (in thousands) is as follows:

	2005	2004	2003
Current:
Federal	$277	$66	$677
State	129	158	130
Foreign	189	—	39

Total current expense	595	224	846
Deferred expense/(benefit)	38	(162)	(190)

Total income tax provision	$633	$62	$656

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

The provision for income taxes differs from the U.S. Federal statutory rate as follows:

	2005	2004	2003
U.S. Federal statutory rate	34.0%	34.0%	34.0%

Difference in foreign tax rate	0.1	0.1	—

Permanent differences:
Meals and entertainment	1.1	1.3	1.3
Foreign operations	(1.8)	(3.5)	(3.6)
Other permanent differences	(1.0)	(5.5)	0.6

Federal tax credits	(4.0)	(27.4)	—

State income taxes, net of Federal income tax benefits	3.4	5.4	4.0

Deferred taxes
State	1.5	(1.6)	(1.1)
Foreign	—	—	(4.0)

Reduction of accrual for tax contingencies for closed years	(7.4)	—	—

Other	(0.7)	0.4	(0.2)

Effective income tax rate	25.2%	3.2%	31.0%

Deferred tax assets and liabilities (in thousands) as of February 28, 2005, February 29, 2004 and February 28, 2003 consist of the following:

	2005	2004	2003
Deferred tax assets:
Accounts receivable	$154	$162	$223
Inventory	296	265	244
Accrued expenses	510	591	399
Warranty	518	502	500
International inflation adjustment	12	—	—
Foreign NOL and credit carryforwards	202	18	—

Total deferred tax assets	1,692	1,538	1,366
Deferred tax liabilities:
Depreciation & amortization	187	151	166
R&D	694	539	514

Total deferred tax liabilities	881	690	680

Net deferred tax asset	$811	$848	$686

The foreign net operating loss can be carried forward indefinitely.

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

The net deferred tax asset is classified in the balance sheet as follows:

	2005	2004	2003
Deferred tax current assets	$1,688	$1,520	$1,366

Deferred tax long-term liabilities	877	672	680

Net deferred tax asset	$811	$848	$686

10. Stock Options

The Company’s 2004 Stock Incentive Plan (the “Plan”) provides the Compensation Committee of the Company’s Board of Directors broad discretion to issue awards in a variety of forms, including nonqualified and qualified stock options, stock appreciation rights, restricted stock and restricted stock units, other stock-based awards and performance awards. The Plan provides for the issuance of up to 1,200,000 shares of Common Stock. As of May 25, 2005, 241,000 shares of Common Stock underlying options granted by the Company under the Plan were outstanding. The exercise price per share of Common Stock purchasable under a stock option issued under the Plan shall not be less than the fair market value per share on the date of grant, or in the case of an incentive stock option granted to an individual who is a ten percent holder, not less than 110% of such fair market value per share. The Compensation Committee fixes the term of each stock option, but no incentive stock option shall be exercisable more than 10 years after the date of grant. Currently, outstanding options become exercisable one to five years from the grant date and expire five to ten years after the grant date.

During fiscal 2005 we accelerated the vesting period for our two retiring Board members. Any options that were unvested at the dates of their retirement became immediately vested. The expiration date on these remaining option grants was also accelerated to February 28, 2005.

As of May 25, 2005, 1,103,313 shares of Common Stock granted by the Company under its 1994 Stock Option Plan, as amended (the “1994 Plan”), remain outstanding. However, the Company does not intend to make any other grants under the 1994 Plan.

The Company has adopted the disclosure provisions only of SFAS No. 123, “Accounting for Stock-Based Compensation.” It applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans when options are granted at fair value at the date of grant. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS No. 123, the Company’s net income and earnings per share would be reduced to the pro forma amounts indicated below:

		2005	2004	2003
Net Income
As reported		$1,882	$1,882	$1,450
Pro forma		1,160	1,253	865

Net Income Per Share
As reported	—Basic	$0.29	$0.30	$0.23
	—Diluted	0.27	0.28	0.23

Pro forma	—Basic	$0.18	$0.20	$0.14
	—Diluted	0.16	0.19	0.13

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

The fair values of these options were estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended February 28, 2005, February 29, 2004, and February 28, 2003:

	2005	2004	2003
Expected dividend yield	—	—	—
Expected stock price volatility	67.8%	74.3%	60.1%
Risk free interest rate	3.6%	3.1%	3.5%
Expected life of options (years)	5.4	5.7	5.7

The following table summarizes information about stock options, weighted average exercise price, and fair value:

	2005	2004	2003
Where exercise price exceeds market price:
Exercise price	$4.29	$3.61	$3.22
Fair value	2.19	2.01	1.51
Where exercise price equals market price:
Exercise price	4.32	3.22	2.40
Fair value	2.64	2.09	1.37
Where exercise price is below market price:
Exercise price	—	—	—
Fair value	—	—	—

The following tables summarize information concerning outstanding and exercisable stock options as of February 28, 2005:

Range of Exercise Price	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$1.25-$2.00	67,050	$1.91	3.28
$2.01-$3.00	466,039	$2.40	6.53
$3.01-$4.00	527,158	$3.38	6.56
$4.01-$6.50	323,625	$4.68	6.04

	1,383,872

Range of Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.25-$2.00	67,050	$1.91
$2.01-$3.00	269,615	$2.42
$3.01-$4.00	172,351	$3.22
$4.01-$6.50	148,219	$4.76

	657,235

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

Additional information with respect to the Company’s Plan at February 28, 2005, February 29, 2004 and February 28, 2003 is as follows:

FISCAL 2005

	Shares	Weighted Average Exercise Price
Shares under option:
Outstanding at beginning of year	1,579,385	$2.93
Granted	272,625	$4.31
Exercised	(401,650)	$2.71
Forfeited	(66,488)	$2.62

Outstanding at end of year	1,383,872	$3.28

Options exercisable at year-end	657,235	$3.11

Weighted average fair value for stock options granted during fiscal 2005			$2.52

FISCAL 2004

	Shares	Weighted Average Exercise Price
Shares under option:
Outstanding at beginning of year	1,483,088	$2.77
Granted	254,850	$3.33
Exercised	(99,003)	$2.10
Forfeited	(52,800)	$2.37
Expired	(6,750)	$1.83

Outstanding at end of year	1,579,385	$2.93

Options exercisable at year-end	717,147	$2.95

Weighted average fair value for stock options granted during fiscal 2004			$2.07

FISCAL 2003

	Shares	Weighted Average Exercise Price
Shares under option:
Outstanding at beginning of year	1,210,763	$2.81
Granted	381,150	$2.61
Exercised	(18,375)	$1.94
Forfeited	(90,450)	$2.95

Outstanding at end of year	1,483,088	$2.77

Options exercisable at year-end	561,882	$2.88

Weighted average fair value for stock options granted during fiscal 2003			$1.43

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

11. Produce Line, Customer and Geographic Information

Revenue (in thousands) by product line is as follows:

	2005	2004	2003
Electrodiagnostic products and systems	$22,042	$20,252	$21,986
Supplies, service and other	8,507	7,849	7,278

Total	$30,549	$28,101	$29,264

Revenue (in thousands) from customers by geographic area is as follows:

	2005	2004	2003
United States	$23,915	$21,706	$23,762
Europe and Asia	4,066	3,900	3,082
All other	2,568	2,495	2,420

Total	$30,549	$28,101	$29,264

In 2005, 2004 and 2003, no sales to a single customer accounted for more than 10% of revenue.

Long-lived assets include fixed assets (property, plant and equipment) and intangible assets. The Company has fixed assets in the United States and overseas. All intangible assets are domiciled in the United States. Long-lived assets in the United States and all foreign countries, in total (in thousands) are as follows:

	2005	2004	2003
United States	$4,308	$3,589	$3,531
All other	21	46	71

Total	$4,329	$3,635	$3,602

12. 401(k) Plan

The Company has a retirement plan under Section 401(k) of the Internal Revenue Code, which allows employees to defer a portion of their income on a pretax basis through contributions to the plan. The Company matches employee contributions at varying rates, and may also make discretionary contributions to the plan. Total expense (in thousands) for fiscal 2004, 2003 and 2002 was $124, $112 and $98, respectively.

13. Contingencies

From time to time third parties have made claims that Company products infringe their third-party proprietary rights. In the event of a successful claim of infringement against the Company, it may be required to pay substantial damages, stop using certain technologies and methods, develop non-infringing products or methods and/or obtain one or more licenses from third parties. As of February 28, 2005, February 29, 2004 and February 28, 2003, there were no specific unaccrued loss contingencies that the Company believes could have a material negative impact on its financial statements.

On April 22, 2004, two plaintiffs filed a product liability claim against us and certain other defendants seeking specific damages of $12,300,000, as well as unspecified damages for future loss of income earning

Bio-logic Systems Corp. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended February 28, 2005, February 29, 2004 and February 28, 2003

capacity. We intend to vigorously defend against the claims brought before us in this suit. Although the outcome of any litigation is inherently uncertain, we believe that our product liability insurance coverage is adequate to cover liabilities resulting from this litigation, and therefore the results of this litigation should not have a material adverse effect on our business, assets, financial condition, liquidity and results of operations. There are no other material liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB Statement No. 5.

14. Selected Quarterly Financial Data (Unaudited)

Set forth below is a summary of our unaudited quarterly results for each quarter during fiscal 2005 and 2004. It is our opinion that these results have been prepared on the same basis as the audited financial statements contained elsewhere herein and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information for the periods when read in conjunction with the financial statements and notes thereto.

	Fiscal 2005 by Quarter
	First	Second	Third	Fourth
	(In thousands except per share amounts)
Net sales	$6,251	$8,242	$7,765	$8,291
Gross profit	4,192	5,532	4,990	5,574
Operating income	136	975	713	559
Net income	114	703	672	393

Basic earnings per share	$0.02	$0.11	$0.11	$0.06
Diluted earnings per share	0.02	0.10	0.10	0.05

	Fiscal 2004 by Quarter
	First	Second	Third	Fourth
	(In thousands except per share amounts)

Net sales	$6,319	$6,927	$6,962	$7,893
Gross profit	4,238	4,676	4,526	5,182
Operating income	379	459	614	359
Net income	274	400	582	626

Basic earnings per share	$0.05	$0.06	$0.09	$0.10
Diluted earnings per share	0.04	0.06	0.09	0.09

15. Subsequent Event

On April 15, 2005 we entered into an agreement to sell approximately fourteen acres of vacant, unimproved land adjoining our corporate headquarters in Mundelein, Illinois to a residential developer. The purchase price for the property is approximately $2,828,500. This purchase price is based on the developer’s receiving approval to build a minimum of 90 attached single-family residences on the property. The purchase price will increase if the developer receives permission to build more than 90 residences.